Exhibit 10(c)
                      EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT, dated as of  _____________, 1996,  by and  among  SUNRIVER  CORPORATION, a  Delaware  corporation  with
offices at   (the "Company"), and ________________, an individual
having an address at  _________________ (the "Executive").

                      W I T N E S S E T H:

      WHEREAS, the Company desires to employ and retain the experience, ability and exclusive services of Executive, and to prevent any other competitive business from securing his services, in utilizing his experience, background and know-how; and

      WHEREAS, the Executive desires to be so employed by the Company upon the terms and conditions herein below set forth.

      NOW, THEREFORE, in consideration of the mutual premises herein set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto mutually agree as follows:

           Employment. The Company shall employ Executive on an exclusive basis, and Executive hereby agrees to such exclusive employment for a period of two (2) years, as the ________________________of the Company, commencing on
____________,  1996  and  ending on ________________,  1998  (the
"Initial Term"); provided, however, that this Agreement may be extended for successive one (1) year terms upon the mutual agreement of the parties (the Initial Term, as same may be extended, is hereinafter referred to as the "Term") and as may be terminated as set forth in Section 4. In the event the Company wishes to renew this Agreement upon the expiration of the Term (or upon the expiration of any subsequent one (1) year extension of this Agreement) the Company shall give Executive written notice thereof (the "Extension Notice") no later than forty-five
(45) days prior to the expiration of the Term. Thereafter, Executive shall notify the Company in writing of his desire to continue to be employed by the Company no later than fifteen (15) days after Executive's receipt of the Extension Notice.

           Duties and Responsibilities of Executive. Executive shall serve as the ______________________of the Company, or in such other capacity as may be determined by the Company'[s Board of Directors from time to time, and shall properly perform such duties as may be assigned to him from time to time by the Board of Directors of the Company. Executive shall also serve on any committee to which he may be appointed by the Company's Board of Directors. In performing his duties under this Agreement, Executive will fully support and corporate with the Company's efforts to develop its markets, expand its business, and operate profitably and in conformity with business and strategic plans adopted by the Company's Board of Directors from time to time. Executive shall devote his full time and attention to the performance of his duties hereunder unless otherwise authorized by the Board of Directors. A change in the title or duties of Executive shall not be deemed to be a constructive termination of Executive's employment.

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     3.   Compensation of Executive.

          3.1 Base Salary. Commencing upon the date hereof, the Company shall pay to Executive a base salary of
____________________ Dollars ($________) per  annum,  subject  to adjustment as set forth in Sections 3.2 and 3.3 below (the "Base Salary"). Such compensation shall be paid to Executive with the same frequency as other executives of the Company are compensated. Such Base Salary shall be subject to withholding for the prescribed federal income tax, social security, Medicare, and other items as required by law, and for other items consistent with the Company's policy with respect to health insurance and other benefit plans for similarly situated Executives.

           3.2 Salary Adjustments. The Board of Directors may review and adjust Executive's Base Salary set forth in Section
3.1  above  (and  as  same may have been previously  adjusted  in accordance with the provisions hereof) in its sole discretion from time to time. The Board of Directors will give consideration to management's recommendations in considering increases in Base Salary

           3.3 Discretionary Bonus. In addition to Executive's Base Salary, Executive shall be entitled to such bonus compensation as Executive may be awarded, from time to time, by a majority vote of the disinterested members of the Board of Directors (or appropriate committee) of the Company.

          3.4 Expenses. In addition to those expenses expressly set forth herein, the Company shall pay or reimburse Executive for all ordinary and necessary out-of-pocket expenses actually incurred by Executive in connection with performing his duties hereunder, consistent with the Company's policies then in effect.

           3.5 Automobile. With respect to Executive's use of his personal automobile in connection with the performance of his duties hereunder, the Company shall, at the direction of Executive, either reimburse Executive for, or directly pay the reasonable costs of, the use of such automobile during the Term of this Agreement up to $_________ per month, and all usual expenditures in connection therewith; i.e., mileage, tolls, parking, etc. In the alternative, the Company, at its discretion, may furnish Executive with an automobile allowance in an amount to be determined.

            3.6 Benefits. Executive shall be entitled to participate in the Company's pension, profit sharing, group insurance, option plans, hospitalization, and group health and benefit plans and all other benefits and plans as the Company provides to its senior executives to the extent such plans are established by the Company and to the extent that Executive is eligible to participate in such plans. Such benefits shall be subject to the terms of the applicable plan documents, summary plan descriptions and/or employment policies and shall be subject to modification, amendment or revocation in accordance with the terms of such documents, policies and procedures.

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           3.7   Stock Options.  Executive shall also be entitled
to receive stock options to purchase a total of _____________ shares of the Company pursuant to the Company's stock option plan. The purchase price for the shares shall be the fair market value thereof as established by the Board of Directors in its sole discretion.

           3.8 Independent Consideration. Concurrently with the execution of this Agreement, the Company is making a payment of $1,000 to Executive as independent and additional consideration for Executive's agreement to comply with the provisions of Sections 6.4 and 6.5 of this Agreement.

          Termination.

           4.1 Termination Without Cause. Either the Company or Executive may terminate this Agreement at any time, without Cause (as that term is defined below), by giving the other thirty (30) days prior written notice of termination. If Executive is terminated without Cause, he shall be entitled to severance pay in accordance with Section 4.5 hereof.

           4.2 Death; Disability. This Agreement shall be automatically terminated on the death of Executive or in the event of the permanent disability of Executive if he is no longer able, with reasonable accommodation, to perform the essential functions of his position as president and chief executive officer of the Company. In the event of Executive's disability, this Agreement shall not terminate unless and until Executive has been unable to perform the essential functions of his position for a period of three (3) consecutive months as a result of his disability.

           4.3 Termination for Cause or Resignation. In the event Executive is discharged for Cause (as that term is defined below) or in the event Executive resigns, then upon such occurrence, this Agreement shall be deemed terminated and the Company shall be released from all obligations to Executive with respect to this Agreement, including but not limited to compensation to Executive, except for compensation and other accounts due and payable to Executive for any period prior to such date of termination or resignation.

           4.4   Definition of Cause.  As used herein,  the  term
"Cause" shall mean

           (a) the commission of any act of fraud on the part of Executive resulting or intending to result in personal gain or enrichment at the expense of the Company;

           (b) misappropriation, embezzlement, theft or willful and material damage of or to any asset of the Company or the use of the Company's funds or assets for any illegal purpose;

           (c) a good faith determination by the Board of Directors of the Company that Executive has violated this Agreement or committed an act of dishonesty, breach of fiduciary duty involving personal profit, action (or omission) aiding or abetting a competitor, supplier, or customer of the Company or its affiliates to the material disadvantage of the Company or its
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affiliates,  or an act of gross negligence or willful  misconduct that has or is reasonably expected to have a material adverse effect on the business or affairs of the Company; or

           (d) the conviction of Executive of any felony, or the commission of any criminal or illegal act on the part of Executive which materially and adversely, whether directly or indirectly, affects the name or goodwill of the Company.

           4.5   Severance  Pay.   In the event  of  termination,
Executive shall be entitled to compensation (the "Severance Pay") in accordance with the following:

           (a) (i) In the event Executive resigns within ninety days after a Change in Control (hereinafter defined) or (ii) if this Agreement is terminated by the Company prior to the expiration of the Term of this Agreement, and such termination is not for Cause, then Executive shall be entitled to Severance Pay in an amount equal to the amount of Base Salary (at his then current Base Salary rate excluding any increases that would have taken effect after the effective date of termination and any bonus and noncash benefits) that the Executive would have earned between the effective date of termination through the expiration of the Term, but not less than what the Executive would have earned over a period of eighteen (18) months, less applicable payroll deductions (and any other deductions authorized in writing by the Executive), payable installments at such time or times as would have been paid to Executive had he remained employed by the Company. The Company shall continue to provide Executive with group life and medical insurance during such twenty four month period. In the event of Executive's termination as described in the first section of this Section 4.5(a), all of Executive's then unvested stock options shall be vested in full and fully exercisable.

      For the purposes of this Agreement, "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than persons currently holding securities representing 25% or more of the combined voting power of the outstanding securities of the Company, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the outstanding securities of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve (A) a merger or consolidation of the Company with any other entity (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), (B) a plan of complete liquidation of the Company or (C) an agreement or agreements for the sale or disposition, in a single transaction or series of related transactions, by the

Company of all or substantially all of the property and assets of the Company, or (iv) either Ron Brittian or Sam Smith is removed from the Board of Directors of the Company without cause or resigns from the Board of Directors of the Company under duress including, without limitation, threat of removal.

           (b) If Executive's employment is terminated by reason of a disability, Executive shall be entitled to Severance Pay in an amount equal to the amount of monthly Base Salary (at his then current Base Salary rate excluding any increases that would have taken effect beyond the date of termination and any bonus and noncash benefits) the Executive would have earned for the six (6) month period subsequent to the effective date of termination, payable at such time or times as would have been paid to Executive had he remained employed by the Company.

           (c) If (i) Executive voluntarily terminates his employment, (ii) the Company terminates this Agreement for Cause, or (iii) if Executive's employment is terminated by reason of his death, Executive shall not be entitled to receive any additional salary, bonus or benefits beyond those earned or accrued as of the effective date of the termination of his employment.

            4.6 Effect of Termination on Agreement. Any termination of Executive's employment shall not release either the Company or Executive from their respective obligations under this Agreement that are required to be performed subsequent to the date of such termination, including but not limited to those obligations set forth under Sections 3 and 6.

           4.7 Payments to Estate. If Executive should die before all amounts payable to him pursuant to Section 4.5 have been paid, such unpaid amounts shall be paid to the personal representative of Executive's estate.

           Vacation and Sick Leave. Executive shall be entitled to paid vacation and sick leave in accordance with the Company's policies as are applicable to all other executive employees.

          Confidentiality and Noncompetition.

           6.1 Confidential Information. During the period of Executive's employment with the Company, and after the termination thereof for any reason, Executive agrees that, because of the valuable nature of the Confidential Information (hereinafter defined), Executive shall use Executive's best efforts to maintain and protect the secrecy of the Confidential Information. Without in any manner limiting the generality of the foregoing obligation, Executive agrees that Executive shall not, directly or indirectly, undertake or attempt to undertake any of the following activities:

          (a) disclose any Confidential Information to any other person or entity;

           (b) use any Confidential Information for Executive's own purposes;

           (c) make any copies, duplicates or reproductions of any Confidential Information;

           (d) authorize or permit any other person or entity to use, copy, disclose, publish or distribute any Confidential
Information; or

          (e) undertake or attempt to undertake any activity the Company is prohibited from undertaking or attempting to undertake by any of its present or future clients, customers, suppliers, vendors, consultants, agents or contractors.

       As used in this Agreement, the term "Confidential Information" means any knowledge, information or property relating to, or used or possessed by, the Company, and includes, without limitation, the following: trade secrets; patents, copyrights, software (including, without limitation, all programs, specifications, applications, routines, subroutines, techniques and ideas for formulae); concepts, data, drawings, designs and documents; names of clients, customers, Executives, agents, contractors, and suppliers; marketing information; financial information and other business records; and all copies of any of the foregoing, including notes, extracts, memoranda prepared or suffered or directed to be prepared by Executive based on any Confidential Information. Executive agrees that all information possessed by him, or disclosed to him, or to which Executive obtains access during the course of Executive's employment with the Company shall be presumed to be Confidential Information under the terms of this Agreement, and the burden of proving otherwise shall rest with Executive.

            6.2 Return of Confidential Information. Upon termination of Executive's employment with the Company for any reason, Executive agrees not to retain or remove from the Company's premises any records, files or other documents or copies thereof or any other Confidential Information whatsoever, and Executive agrees to surrender same to the Company, wherever it is located, immediately upon termination of Executive's employment.

           6.3 Assignment of Intellectual Property. During the period of Executive's employment with the Company, all processes, products, methods, improvements, discoveries, inventions, ideas, creations, trade secrets, know-how, machines, programs, designs, routines, subroutines, techniques, ideas for formulae, writings, books and other works of authorship, business concepts, plans, projections and other similar items, as well as all business opportunities, conceived, designed, devised, developed, perfected or made by the Executive, whether alone or in conjunction with others, and related in any manner to the actual or anticipated business of the Company or to actual or anticipated areas of research and development (collectively, the "Intellectual Property"), shall be promptly disclosed to and become the property of the Company, and Executive hereby assigns, transfers and conveys the Intellectual Property to the Company. Executive further agrees to make and provide to the Company any documents, instruments or other materials necessary or advisable to vest, secure, evidence or maintain the Company's ownership of the Intellectual Property, and patents, copyrights, trademarks and similar foreign and domestic property rights with respect to the Intellectual Property. The term "Intellectual Property" shall be given the broadest interpretation possible and shall include any Intellectual Property conceived, designed, devised, developed, perfected, or made by the Executive during off-duty hours and away from the Company's premises, as well as to those conceived, designed, devised, developed, perfected, or made in the regular course of Executive's performance.

           6.4 Noncompetition Agreement. Executive acknowledges that the Company has provided and may provide additional special training (including, without limitation, training relating to programming, servicing or marketing of sophisticated computer programs and services related to the Internet) to Executive to enable Executive to perform Executive's duties as an Executive of the Company. As a result, and as an ancillary covenant to the terms and conditions set forth elsewhere in this Agreement, including the covenants set forth in Sections 6.1 and 6.2, and in consideration of the mutual promises set forth herein and other good and valuable consideration received and to be received, including the independent consideration described in Section 3.8, the receipt and sufficiency of which are hereby acknowledged, Executive agrees that, during the term of Executive's employment and for a period (the "Restricted Period") of twelve (12) months after the termination of the Executive's employment with the Company, Executive shall not, in the Geographic Area (hereinafter defined) (i) directly or indirectly own, engage in, consult with, be employed by or be connected with any business or activity in the same capacity which the Executive is engaged at the Company with a third party which directly or indirectly competes with the Company's business (a "Competing Business"), (ii) canvass any business from any of the Company's current or former clients,
(iii); assist others to open or operate any Competing Business; or (iv) solicit, recommend or induce Executives of the Company to terminate their employment with the Company. As used in this Agreement, the term Geographic Area means the United States of America.

          6.5 Nonsolicitation Agreement . During the Restricted Period, Executive will not without the express prior written approval of the Board of Directors of the Company (which shall have no obligation to provide such approval) (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, Executive, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company to discontinue, reduce or modify such employment, agency or business relationship with the Company, or (ii) employ or seek to employ or cause any Competing Business to employ or seek to employ any person or agent who is then (or was at any time within six (6) months prior to the date the Executive or the Competing Business employs or seeks to employ such person) employed or retained by the Company. Notwithstanding the foregoing, nothing herein shall prevent the Executive from providing a letter of recommendation to an Executive with respect to a future employment opportunity.

            6.6 Reasonableness of Covenants. Executive has carefully read this Section 6 and agrees and acknowledges that the limitations as to time, geographical area and scope of activity to be restrained are reasonable and do not impose a greater restraint than is necessary to protect the goodwill and business interests of the Company. Executive has agreed to the foregoing covenants because (a) Executive recognizes that the Company has a legitimate interest in protecting the
confidentiality   of   its   business  secrets   (including   the

Confidential Information), (b) Executive agrees that such noncompetition agreement is not oppressive to him nor injurious to the public, (c) the Company has provided specialized and valuable training and information to Executive, and (d) the Company would not have entered into this Agreement without Executive's agreement the covenants set forth in this Section 6. Executive further understands and agrees that, if at some later date, a court of competent jurisdiction determines the scope, duration or geographic area of any covenant set forth in this
Section 6 to be over broad or unenforceable for any reason, these covenants shall be reformed by the court, pursuant to Tex. Bus. & Co. Code Ann. Section 15.50(2) (or any successor provision) and enforced to the maximum extent permissible under Texas law.

      7. Detrimental Statements. For so long as this Agreement remains in effect and for a period of 18 months after the date of termination or expiration of this Agreement (the "Applicable Period for Detrimental Statements"), Executive will not, knowingly or intentionally, directly or indirectly, in any individual or representative capacity whatsoever make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the goodwill of Company, provided that any truthful statement made by Executive in good faith shall not violate this Section 7. During the Applicable Period for Detrimental Statements the Company will not, and will make good faith efforts to ensure that Company's directors, officers, and employees do not, knowingly or intentionally, directly or indirectly, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the goodwill or reputation of Executive, provided that any truthful statement make by Company or Company's employees in good faith shall not violate this Section 7.

      8. Conflict of Interest. In keeping with Executive's fiduciary duties to Company, Executive agrees that while employed by Company he will not, acting alone or in conjunction with others, directly or indirectly, become involved in a conflict of interest or, upon discovery thereof, allow a conflict of interest to continue. Moreover, Executive agrees that he will immediately disclose to the Board of Directors or the President and Chief Executive Officer of Company any facts which might involve any reasonable possibility of a conflict of interest. It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, where such interest might in any way adversely affect company, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Executive might arise, and which must be reported immediately by Executive to the Board of Directors of Company, include, but are not limited to, the following: (a) ownership of a material interest in any supplier, contractor, subcontractor, customer, or other entity with which company does business; (b) acting in any capacity, including director, officer, partner, consultant, employee, distributor, agent, or the like, for a supplier, contractor, subcontractor, customer, or other entity with which Company does business; (c) accepting, directly or indirectly, payment, service, or loans from a supplier, contractor, subcontractor, customer, or other entity with which Company does business, including, but not limited to gifts, trips, entertainment, or other favors of more than a nominal value (which is deemed to be less than $1,000 for purposes of this Agreement); (d) misuse of Company's information or facilities to which Executive has access in a manner which will be detrimental to Company's interest, such as utilization for Executive's own benefit of know-how, inventions, or information developed through Company's business activities; (e) disclosure or other misuse of Confidential Information of any kind obtained through Executive's connection with Company; (f) the ownership, directly or indirectly, of a material interest in an enterprise in competition with Company, or acting as an owner, director, principal, officer, partner, consultant, employee, agent, servant, or otherwise of any enterprise which is in compassion with the Company; and (g) appropriation of a Corporate Opportunity, as defined in Section 9 of this Agreement.

      9. Corporate Opportunities. Executive acknowledges that during the course of his employment by Company he may be offered or become aware of business or investment opportunities in which Company may or might have an interest (a "Corporate Opportunity") and that he has a duty to advise Company of any such Corporate Opportunities before acting upon them. Accordingly, Executive agrees (a) that he will disclose to Company's Board of Directors any Corporate Opportunity offered to Executive or of which Executive becomes aware and (b) that he will not act upon any Corporate Opportunity for his own benefit or for the benefit of any person or entity other than Company without first obtaining the consent or approval (a "Corporate Opportunity Consent") of Company's Board of Directors (whose consent or approval may be granted or denied solely at the discretion of Company's Board of Directors); provided, however, that the failure of Company's Board of Directors to affirmatively approve the requested Corporate Opportunity Consent within 20 days after Executive's written disclosure of the Corporate Opportunity will be deemed to constitute the granting by Company of the requested Corporate Opportunity Consent. Upon receipt of a Corporate Opportunity Consent (whether as a result of the affirmative action of Company's Board of Directors or as a result of the failure of Company's Board of Directors to affirmatively approve the request within the 20-day period described in the preceding sentence), Executive may act upon the Corporate Opportunity for his own benefit or for the benefit of others so long as such action does not inhibit his ability to perform his duties under this Agreement or otherwise represent a conflict of interest in contravention of the agreements contained in Section 8 or a competitive activity in contravention of the agreements contained in paragraph 6.4.

     10.  Miscellaneous.

            10.1.      Assignment.   Neither  Executive  nor  the
Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

           10.2 Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of the covenants contained in Section 6 of this Agreement may cause irreparable harm to the Company for which monetary damages may not be adequate and accordingly, any such breach or threatened breach of Section 6 of this Agreement shall entitle Company, in addition to all other legal remedies available to it at law or in equity, to seek a temporary or permanent injunction to enjoin such breach or threatened breach. Such injunction shall be available without the posting of any bond or other security, and the Executive hereby consents to the issuance of such injunction.

          10.3 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

            10.4  Headings.   The  headings  contained  in   this
Agreement  are  for convenience of reference only and  shall  not
affect  in  any  way  the  meaning  or  interpretation  of   this
Agreement.

          10.5 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party or the Company may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

          10.6 Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver of any subsequent breach by either party. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time. No waiver by either party of any provisions or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

          10.7 Governing Law; Jurisdiction and Venue. Regardless of the place of performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to such State's conflicts of laws provisions.

          10.8 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Austin, Texas, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable. Judicial proceedings may be commenced only to enforce this arbitration agreement or to enforce the results of arbitration; provided that such prohibition shall not apply in the event that a court ordered injunction is an appropriate remedy for a breach of this Agreement.

           10.9 Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

          10.10 Counterparts. This Agreement may be executed simultaneously in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

COMPANY:                      SUNRIVER CORPORATION



By:___________________________________

Name:_________________________________

Title:__________________________________





EXECUTIVE:

_____________________________________